                                                                EXHIBIT 10.44


                                  Exhibit B

                              VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of the ___ day of ______________, 1994, by and between MOMED HOLDING CO., a Missouri corporation ("MOMED"), and MISSOURI STATE MEDICAL ASSOCIATION, a Missouri not-for-profit corporation ("MSMA"), RICHARD V. BRADLEY, M.D., KRIETE
H. HOLLRAH and LEONARD L. DAVIS, JR., M.D. (hereinafter collectively referred to as the "Select Shareholders").

                                  RECITALS

     A. The Select Shareholders are the record and beneficial owners and have the power to vote the respective number of shares of MOMED Class A Common Stock, $1.00 par value, (the "MOMED Class A Common Stock") set forth on Schedule A hereto (collectively, the "Shares").

     B. The Select Shareholders desire that MSMA and MOMED enter into a Share Exchange Agreement (the "Share Exchange Agreement") and a Nomination Agreement (the "Nomination Agreement").

     C. The Select Shareholders are executing this Voting Agreement as an inducement to MSMA to enter into and execute the Share Exchange Agreement and the Nomination Agreement.

     In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties hereto agree as follows:

     1.   Covenants of the Select Shareholders.

     a. At any meeting of MOMED shareholders called to vote upon the Share Exchange Agreement and the Nomination Agreement or at any adjournment thereof or in any other circumstances in which a vote or other approval of the shareholders of MOMED of the Share Exchange Agreement and the Nomination Agreement is sought, the Select Shareholders severally shall vote (or cause to be voted) the Shares in favor of the Share Exchange Agreement and the Nomination Agreement as well as in favor of such amendments to the Restated Articles of Incorporation of MOMED as may be necessary or appropriate to effectuate the terms of any thereof.

     b. At any meeting of MOMED shareholders or at any adjournment thereof or in any other circumstances in which a vote or other approval of the shareholders of MOMED is sought, the Select Shareholders severally shall vote (or cause to be voted) the Shares against any transaction or proposal which would in any manner impede, frustrate, prevent, impair or nullify the Share Exchange Agreement or the Nomination Agreement or any of the other transactions contemplated by such agreements.

     c. During the term of this Voting Agreement, at any meeting of MOMED shareholders called to vote upon the election of Directors to the MOMED Board of Directors or at any adjournment thereof, the Select Shareholders severally shall vote (or cause to be voted) all Shares owned by them, as set forth opposite their respective names in Schedule A hereto, cumulatively, in such manner as shall be necessary to elect as a Director the MSMA nominee whose name shall appear on the proxy materials distributed by or on behalf of MOMED.

     d. During the term of this Voting Agreement, each of the Select Shareholders severally agrees that this Voting Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to whom legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including without limitation its respective heirs, guardians, administrators or successors and to notify such transferee or prospective transferee of the existence of this Voting Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of MOMED affecting the MOMED Class A Common Stock, or acquisition of additional shares of MOMED Class A Common Stock by any of the Select Shareholders, the number of Shares listed in Schedule A beside the name of each such Select Shareholder shall be revised or adjusted appropriately and this Voting Agreement and the obligations hereunder shall attach to any such additional shares of MOMED Class A Common Stock.

     2. Representations and Warranties. Each of the Select Shareholders severally represents and warrants to MSMA that such Select Shareholder is the beneficial and record owner of, and has full power and authority to dispose of and the unrestricted right to vote, the number of shares of MOMED Class A Common Stock set forth opposite such Select Shareholder's name in Schedule A hereto.

     3. Legends. The Shares shall be legended to indicate that such Shares are subject to the terms and conditions of this Voting Agreement.

     4. Limitation of MSMA Ownership. During the term of this Voting Agreement, including any extensions or renewals hereof, MSMA shall not, without the consent of a majority of the MOMED Board of Directors, directly or indirectly, acquire additional shares of the Class A Common Stock of MOMED so as to increase its percentage ownership of the outstanding Class A Common Stock of MOMED to more than fifteen percent (15%). In the event that MSMA's percentage ownership of the MOMED Class A Common Stock should be increased on account of any redemption of outstanding stock by MOMED, a reorganization of the capital structure of MOMED or any other action of MOMED or its shareholders (other than MSMA), MSMA shall not be deemed in default of this Paragraph 4.

     5. Term. The term of this Voting Agreement shall begin on the closing of the transactions contemplated in the Share Exchange Agreement and shall expire sixty (60) months thereafter, but may be renewed or extended by agreement of the parties hereto. Any renewal or extension of this Voting Agreement must be agreed upon, in writing, at least six (6) months prior to the end of the term of this Voting Agreement. Failure to renew or extend this Voting Agreement as provided in this Paragraph 5 shall cause this Voting Agreement to automatically expire and to be of no further force or effect.

     6. Severability. Any provision of this Voting Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     7. Entire Agreement. This Voting Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussion, negotiations, undertakings and agreements between the parties relating to the subject matter hereof.

     8. Captions. The captions used herein are for convenience only and shall not control of affect the meaning or construction of any of the provisions of this Voting Agreement.

     9. Waiver, Amendment or Modification. The conditions of this Voting Agreement which may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provisions hereof (other than by written waiver) shall in no manner affect the right at a later time to enforce the same. This Voting Agreement may not be amended or modified except by a written document duly executed by all of the parties hereto.

     10. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

     11. Counterparts. This Voting Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     12. Successors and Assigns. This Voting Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns. There shall be no third party beneficiaries hereof.

     13. Governing Law; Assignment. This Voting Agreement shall be governed by the laws of the State of Missouri. This Voting Agreement may not be assigned by any of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Voting Agreement as of the date first above written.



                                        MOMED HOLDING CO.



                                        By:
                                             ---------------------------------
                                             Richard V. Bradley, M.D.,
                                             President and Chief Executive
                                             Officer



                                        MISSOURI STATE MEDICAL ASSOCIATION



                                        By
                                            ----------------------------------
                                            H. Jerry Murrell, M.D., President




                                        --------------------------------------
                                        RICHARD V. BRADLEY, M.D.




                                        --------------------------------------
                                        KRIETE H. HOLLRAH




                                        --------------------------------------
                                        LEONARD L. DAVIS, JR., M.D.

                                 Schedule A



                              Shares of Common
                              Stock Owned with               Percentage of Total
        Shareholder             Power to Vote                Shares Outstanding
        -----------           -----------------              -------------------
Richard V. Bradley, M.D.           12,025                             5.4%

Kriete H. Hollrah                   2,500                            1.12%

Leonard L. Davis, Jr., M.D.        13,062                             5.9%
